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                         Madsen & Associates CPA's, Inc.
                            684 East Vine Street, #3
                               Murray, Utah 84107

November 16, 2004

Securities & Exchange Commission
450 Fifth Street, NW
Washington DC 20569

Re:    Treasure Mountain Holdings Inc. ("TMHI") Form 8-K/A to be filed on
November 17, 2004 (File No. 000-32741)

Ladies and Gentlemen:

We hereby confirm that we agree with the statements made by TMHI in response to
Item 4.01 which are contained in the above referenced Form 8-K/A.

Very truly yours,


s/s Madsen & Associates CPA's, Inc.